SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 17, 2013

GSE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

 Delaware

 001-14785

 52-1868008

 (State or other jurisdiction

 (Commission File Number)

 (I.R.S. Employer

 of incorporation)

 Identification No.)

1332 Londontown Blvd, Sykesville, MD  21784

(Address of principal executive office and zip code)

(410) 970-7800

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Form 8-K

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

The Board of Directors of the Company approved entering into Employment Agreements (the “Agreements”) with each of the following named executive officers (the “Executive Officers”):  Jerome I. Feldman, Executive Chairman of the Board of Directors, James A. Eberle, Chief Executive Officer, Chin-our Jerry Jen, President, Jeffery G. Hough, Senior Vice President and Chief Financial Officer, and Lawrence M. Gordon, Senior Vice President and General Counsel.  The Agreements are effective as of January 1, 2013 and each Agreement runs from January 1, 2013 through December 31, 2014 (the “Employment Period”).

Effective January 1, 2013, the base salaries for each of the following Executive Officers is as follows:

 James A. Eberle

 $

 322,900

 Chin-our Jerry Jen

 238,680

 Lawrence M. Gordon

 238,680

 Jeffery G. Hough

 228,340

In connection with the Agreements, the cash amounts related to Car Allowance ($7,200 per annum) and Club Dues ($4,000 per annum), which were included in each of the Executive Officers prior agreements,  have been eliminated and included in base salary.  Other than such reclassification, the base salaries for such Executive Officers were not increased for 2013.

The base salary will be reviewed at least annually by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) and the Compensation Committee may, but shall not be required to, increase (but not decrease) the base salary during the Employment Period.

Mr. Feldman’s base salary for 2013 is $260,330 and his base salary for 2014 is $206,000.

For each calendar year of the Employment Period, the Messrs. Jen, Gordon and Hough will  be eligible to earn an annual bonus award (the “Bonus”) of up to 25% of base salary (Mr. Eberle up to 50%  of base salary), based upon the achievement of annual performance goals established by the Compensation Committee.

The Company shall pay the monthly medical and dental insurance premiums for each Executive Officer in association with Company-provided health insurance plans.  Each Executive Officer is entitled to receive vacation in accordance with the Company’s policy for its senior executives and may participate in other Company sponsored benefit plans including life insurance and 401(k) retirement plans.  Each Executive Officer is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with his employment.  Reimbursable expenses include, but are not limited to, business travel and customer entertainment expenses.

The Company may terminate each Agreement for cause.  Examples of “cause” include (i) the willful and continued failure by the Executive Officer to substantially perform his duties or obligations, after written demand for substantial performance is delivered by the Company, (ii) the willful engaging by the Executive Officer in misconduct which will have a material adverse effect on the reputation, operations, prospects or business relations of the Company, (iii) the conviction of the Executive Officer of any felony or the entry by the Executive Officer of any plea of nolo contendere in response to an indictment for a crime involving moral turpitude, (iv) the  abuse of alcohol, illegal drugs or other controlled substances which impact the Executive Officer’s performance of his duties or (v) the material breach by the Executive Officer of a material term or condition of their Agreement.

Notice of termination must be in writing and must state the reason for termination. The Executive Officer (with his attorney) will have the opportunity to be heard by the Company’s Board of Directors.  In the event of termination for cause, the Executive Officer shall continue to receive his full salary through the date of termination.  In the event of disability, the Executive Officer will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated.

If the Company terminates the Executive Officer’s employment in breach of the terms of the Agreement, then the Company shall pay the Executive Officer his full salary and provide the Executive Officer his benefits for a period equal to the greater of (i) the number of months then remaining on the term of the Agreement and (ii) 12 months.  In addition, all options to purchase the Company's common stock granted to the Executive Officer under the Company's option plan or otherwise shall immediately become fully vested and shall terminate on such date as they would have terminated if his employment by the Company had not been terminated.

If an Executive Officer’s employment (other than Mr. Feldman) is terminated at the end of the Agreement (the “Scheduled Termination Date”) or if the Executive Officer (other than Mr. Feldman) continues as an employee after the Scheduled Termination Date and his employment is subsequently terminated by the Company for a reason other than (i) the death or disability of the Executive Officer or (ii) cause, the Executive Officer shall be entitled to receive his full salary and benefits for a period of one year from the date of termination.

In the event a Change of Control (as defined in the Agreement) of the Company occurs and the Executive Officer terminates his employment for Good Reason (as defined in the Agreement), then for a period of 12 months (18 months for Mr. Eberle) from the date of his termination, the Executive Officer would continue to receive salary and all benefits (including medical, dental and life insurance coverage and any other Company-provided benefits) that he is receiving as of the date the Change of Control occurs. In addition, the Executive Officer would also be entitled to receive on the date of termination an amount equal to the average of the amounts paid to him as a bonus for the two years prior to the year in which the Change of Control takes place.

The foregoing is a brief description of the terms of the Agreements described herein and by its nature is incomplete.  It is qualified in its entirety by the text of the respective Agreements, copies of which are included herewith as Exhibits to this Current Report.  All readers of this Current Report are encouraged to read the entire text of the Agreements referred to in the text.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

 10.1

 Employment Agreement, dated as of January 1, 2013, between GSE Systems, Inc. and James A. Eberle.*

 10.2

 Employment Agreement, dated as of January 1, 2013, between GSE Systems, Inc. and Jerome I. Feldman.*

 10.3

 Employment Agreement, dated as of January 1, 2013, between GSE Systems, Inc. and Chin-our Jerry Jen.*

 10.4

 Employment Agreement, dated as of January 1, 2013, between GSE Systems, Inc. and Jeffery G. Hough.*

 10.5

 Employment Agreement, dated as of January 1, 2013, between GSE Systems, Inc. and Lawrence M. Gordon.*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 GSE SYSTEMS, INC.

 Date:  April 23, 2013

 /s/ Jeffery G. Hough

 Jeffery G. Hough

 Senior Vice President and

 Chief Financial Officer